Exhibit 99.1

Energous Announces Pricing of $3.3 Million Offering of Common Stock and Warrants

SAN JOSE, Calif.—(BUSINESS WIRE)— Energous Corporation (NASDAQ: WATT), a leading developer of RF-based wireless power networks, today announced the pricing of an underwritten offering of shares of the company’s common stock and warrants. The shares of common stock are being sold at a public offering price of $0.40 per share and accompanying warrant.

The aggregate gross proceeds from this offering are expected to be approximately $3.3 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by the company and excluding the exercise of any warrants.

On the closing date of the offering, the company will issue 8,250,000 shares of its common stock and warrants to purchase an aggregate of 8,250,000 shares of its common stock. The warrants will have an exercise price of $0.40 per share and be exercisable for six years from the closing date of the offering. The warrants are exercisable immediately upon issuance. The offering is expected to close on or about March 28, 2023, subject to customary closing, market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. All of the securities to be sold in the offering are being offered by the company.

Roth Capital Partners is acting as sole book-running manager for the offering with Ladenberg Thalmann acting as co-manager for the offering.

Energous intends to use the net proceeds from the offering for general corporate purposes.

The securities will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (SEC) on November 15, 2021 and declared effective on December 16, 2021. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Roth Capital Partners, LLC, 888 San Clement Drive, Newport Beach, California 92660, by telephone at (800) 678-9147, or by email at rothecm@roth.com.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Safe Harbor Statement

Certain of the statements made in this press release are forward looking, such as those, among others, relating to Energous’ expectations regarding the completion, timing and size of the proposed offering. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include, without limitation, risks and uncertainties related to the expected gross proceeds and use of proceeds, satisfaction of the closing conditions and Energous’ ability to complete the offering. There can be no assurance that Energous will be able to complete the offering on the anticipated terms, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. Additional risks and uncertainties relating to the proposed offering, Energous and its business can be found under the heading “Risk Factors” in Energous’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other filings with the SEC, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof. Except as otherwise required by law, Energous does not undertake any obligation to update forward-looking statements and expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Energous Investor Relations:

Padilla IR

IR@energous.com

Energous Corporate Communications:

SHIFT COMMUNICATIONS

energous@shiftcomm.com